SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2003

Date of Report

(Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On April 7, 2003 RITA Medical Systems, Inc. (the “Company”) announced the settlement of its patent disputes with Boston Scientific Corporation. A copy of the press release dated April 7, 2003 announcing the settlement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements: Not Applicable.

(b)	Pro Forma Financial Information: Not Applicable.

(c)	Exhibits:

99.1 Press Release of RITA Medical Systems, Inc. dated April 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: April 7, 2003	By:	/s/ DONALD STEWART
Donald Stewart Chief Financial Officer and Vice President, Finance and Administration (Principal Financial and Accounting Officer)

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated April 7, 2003.